                                ITEM 23(h)(13)

                               RESIGNATION LETTER,
                             DATED DECEMBER 28, 1999
                    OF NATIONWIDE ADVISORY SERVICES, INC. AND
                       NATIONWIDE INVESTORS SERVICES, INC.

December 28, 1999


Board of Trustees of One Group Investment Trust
c/o Alan R. Priest
Ropes & Gray
1301 K Street, NW
Suite 800 East
Washington, DC  20005

         Subject:  One Group(R)Investment Trust -
                   RESIGNATION OF NATIONWIDE ADVISORY SERVICES, INC. AND NATIONWIDE INVESTORS SERVICES, INC.
                   -----------------------------------------------------

Dear Alan:

         The purpose of this letter is to document the termination of the Amended and Restated Administrative Services Agreement, dated as of February 17, 1999 between One Group Investment Trust (the "Trust") and Nationwide Advisory Services, Inc. (the "Administration Agreement") and the Transfer and Dividend Agent Agreement, dated May 20, 1994 between the Trust and Nationwide Investors Services, Inc. ("Nationwide Investors"). In August, 1999, Nationwide Advisory Services, Inc. ("Nationwide") and Nationwide Investors notified the Trust that they are discontinuing the business of providing administrative and transfer agent services to unaffiliated registered investment companies. As a result, Nationwide and Nationwide Investors will resign as administrator and transfer agent and the Administration Agreement and the Transfer Agent Agreement will terminate without penalty effective as of the end of business December 31, 1999. In order to document the mutual agreement of the parties to the termination of the agreements, please have the Trust execute this letter below.

                                   Sincerely,


                                   Nationwide Advisory Services, Inc.



                                   By: /s/ JAMES F. LAIRD, JR.
                                       -----------------------
                                   Title: VICE PRESIDENT AND GENERAL MANAGER
                                          ----------------------------------


                                   Nationwide Investors Services, Inc.



                                   By: /s/ JAMES F. LAIRD, JR.
                                       -----------------------
                                   Title: VICE PRESIDENT AND GENERAL MANAGER
                                          ----------------------------------


ACCEPTED:

One Group Investment Trust

By: /s/ Mark A. Beeson
    ----------------------

Title: PRESIDENT
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Date:  1/3/00
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